Exhibit 10.19

_________________________________________________________________________

FOURTH AMENDMENT TO CREDIT AGREEMENT

BY AND AMONG

ROMA RESTAURANT HOLDINGS, INC.

ROMACORP, INC.

ROMA SYSTEMS, INC.

ROMA FRANCHISE CORPORATION

ROMA HOLDINGS, INC.

ROMA DINING LP,

Borrowers

AND

THE PROVIDENT BANK,

Agent and Lender

dated as of

July 17, 2002

_________________________________________________________________________

FOURTH AMENDMENT
dated as of July 17, 2002 to

CREDIT AGREEMENT
dated as of July 1, 1998

            This FOURTH AMENDMENT ("Amendment") dated as of July 17, 2002, is among ROMACORP OPERATING COMPANY, INC., ROMACORP, INC., ROMA SYSTEMS, INC., ROMA FRANCHISE CORPORATION, ROMA HOLDINGS, INC., ROMA DINING LP (each a "Borrower" and collectively, the "Borrowers"), each LENDERS and THE PROVIDENT BANK, an Ohio banking corporation, as Agent (the "Agent").

            WHEREAS, reference is made to (i) the Credit Agreement dated as of July 1, 1998 among Borrowers, the Lenders party thereto and the Agent, (ii) First Amendment to Credit Agreement dated as of April 11, 2000 among Borrowers, the Lenders party thereto and the Agent, (iii) Second Amendment to Credit Agreement dated as of February 2, 2001 among Borrowers, the Lenders party thereto and the Agent and (iv) Third Amendment to Credit Agreement dated as of September 24, 2001 among Borrowers, the Lenders party thereto and the Agent (such Credit Agreement, as amended by the First Amendment, the Second Amendment and the Third Amendment and as further amended, supplemented or modified from time to time, the "Credit Agreement");

            WHEREAS Borrowers have requested an amendment of certain covenants in the Credit Agreement for specified periods and amendments to certain other terms of the Credit Agreement for the remaining term of the Loans;

            WHEREAS Agent and Lenders have agreed to such amendments and have requested certain additional amendments, particularly with respect to language in the Credit Agreement to conform to recent revisions to the Article 9 of the Uniform Commercial Code as it relates to the transactions contemplated by the Credit Agreement; and

            WHEREAS, subject to the terms and conditions hereof, the Lenders and the Agent are willing to grant such waivers and agree to such amendments.

            Now, therefore, in consideration of the foregoing and the mutual covenants contained herein, the Borrowers, each of the Lenders and the Agent agree as follows (with capitalized terms used, but not otherwise defined, herein having the respective meanings given to such terms in the Credit Agreement):

            1.       Notice.   The Borrowers herby notify the Agent and the Lenders that the Borrowers, based on current projections, will not be in compliance with the financial covenants set forth in Sections 7.1 and 7.2 of the Credit Agreement for the Reference Periods ending closest to March 31, 2002 and June 30, 2002.

            2.       Amendments to Credit Agreement.   Except as otherwise provided in section 2(p) and 2(q) hereof, from and after the Fourth Amendment Closing Date, the Credit Agreement shall be amended as follows:

            (a)      Definitions.   Section 1.2 of the Credit Agreement is hereby amended as follows:

                      (i)          The definition of "Applicable Margin" is intentionally deleted in its entirety.

                      (ii)         The definition of "Chattel Paper" is hereby amended by deleting the words "Section 9-105(1)(b) of";

                      (iii)        The definition of "Collateral" is hereby amended by inserting, immediately following the words, "Intellectual Property" appearing therein, the words, "Investment Property";

                      (iv)         The definition of "Documents" is hereby amended by deleting the words "Section 9-105(1)(f) of";

                      (v)          The definition of "EBITDA" is hereby amended by inserting, immediately following clause (vii) thereof, the words, "plus (viii) to the extent otherwise deducted in calculating Net Income, the charge (in the amount of $4,822,000.00) taken against earnings, in accordance with GAAP, with respect to the impairment of asset values during the fiscal quarter ended March 24, 2002";

                      (vi)         The definition of "Equipment" is hereby amended by deleting the words "Section 9-109(2) of";

                      (vii)        The definition of "General Intangibles" is hereby amended by deleting the words "Section 9-106 of";

                      (viii)       The definition of "Goods" is hereby amended by deleting the words "Section 9-105(h) of";

                      (ix)         The definition of "Instruments" is hereby amended by deleting the words "Section 9-105(1)(i) of";

                      (x)          From and after the Fourth Amendment Closing Date, the definition of "Interest Rate" is amended in its entirety to read as follows:

            "'Interest Rate' means, for all Loans, an annual rate of interest equal to the Prime Rate plus one and one-half percent (1 1/2%) ("Margin"), provided, however, that if the Loans remain outstanding after December 31, 2002, the Margin shall increase by one quarter of one percent (1/4%) on the first day of each month, commencing January 1, 2003."

                      (xi)         The definition of "Maximum Revolving Commitment" is hereby deleted in its entirety and the following is inserted in lieu thereof:

            "'Maximum Revolving Commitment' means Eighteen Million and 00/100 Dollars ($18,000,000.00), which amount shall be reduced on the last day of each month, commencing September 30, 2002, by Two Hundred and Fifty Thousand and 00/100 Dollars ($250,000.00)."

                      (xii)        The definition of "Proceeds" is hereby amended by deleting the words "Section 9-306(1) of";

                      (xiii)       The definition of "Redemption Loan Draw Request Certificate" is hereby deleted in its entirety;

                      (xiv)        The definition of "Redemption Loans" is hereby deleted in its entirety;

                      (xv)         The definition of "Redemption Loan Usage Fee" is hereby deleted in its entirety; and

                      (xvi)        The definition of "Revolving Credit Loans" is hereby amended by deleting (A) the word "collectively" and (B) the words "and Redemption Loans" appearing therein.

                      (xvii)       The following definitions, reading in their entirety as follows, are hereby inserted in Section 1.2 in the proper alphabetical order:

"'Investment Property' means "investment property" as defined in the UCC now owned or existing or hereafter arising or acquired."

"Fourth Amendment Closing Date" means July 17, 2002.

            (b)      Revolving Credit Loans. Section 2.2(a) of the Credit Agreement is hereby amended by (i) deleting the phrase commencing with the words, "aggregate sums not to exceed" and ending with the words "the Redemption Loans" and inserting, in lieu thereof, the words "an aggregate sum not to exceed the Maximum Revolving Commitment" and (ii) deleting the words "Termination Date" appearing therein and inserting, in lieu thereof the words, "Paydown Date".

            (c)      Draws, Advances and Settlement of Payments and Advances. Section 2.3(b) of the Credit Agreement is hereby amended by deleting the proviso appearing in the second sentence thereof and inserting, in lieu thereof, the words, "provided, that Borrowers immediately notify Agent by telephone of such transmission";

            (d)      Expiration of Letters of Credit. Section 2.5(b) of the Credit Agreement is hereby deleted in its entirety and the following is inserted in lieu thereof:

"(b)     Expiration of Letters of Credit. The expiration of any Letter of Credit shall not be later than the earlier of (i) twelve (12) months after the date of issuance thereof and (ii) March 11, 2005."

            (e)      Interest Payable on the Loan. Section 2.6 of the Credit Agreement shall be amended as follows:

                (1)       Section 2.6(a) is amended in its entirety to read:

"(a) Interest Rate.  Except as otherwise provided herein, the Loans shall bear interest on the daily outstanding principal balance thereunder at an annual rate equal to the Interest Rate. To the extent that any Loans outstanding on the Fourth Amendment Closing Date are Libor Rate Loans, the Interest Rate applicable thereto shall be changed to a rate of interest equal to the Prime Rate plus one and one-half percent (1 1/2%), in accordance with the provisions of this section as in effect immediately prior to the Fourth Amendment Closing Date, and thereafter at the Interest Rate."

                (2)       Sections 2.6(b), 2.6(c), 2.6(d), 2.6(e) are each amended in their entirety to read "[intentionally omitted]".

            (f)      Prepayment from Extraordinary Disposition. Section 2.7(c) of the Credit Agreement is hereby deleted in its entirety and the following is inserted in lieu thereof:

                  "(c)     Prepayment from Extraordinary Disposition. Immediately upon receipt by Borrowers of Net Proceeds, Borrowers shall prepay the Loans in an amount equal to the total Net Proceeds then subject to this Section 2.7(c) in accordance with Section 2.8(b). Notwithstanding the foregoing, in the event that a Borrower (1) has an accrued tax liability with respect to an Extraordinary Disposition or (2) reasonably expects the proceeds of such Extraordinary Disposition to be (i) reinvested within twelve (12) months of the receipt thereof in productive assets of the type and kind disposed of in the Extraordinary Disposition generating such Net Proceeds and to be utilized by Borrowers for a similar purpose as the asset of which the Borrowers disposed, or (ii) in the case of insurance and condemnation proceeds, utilized within twelve (12) months of the receipt thereof (or such longer period as the Agent may agree to, such agreement not to be unreasonably withheld if such Borrower has timely begun and is diligently pursuing the rebuilding or repair in question but reasonably expects that such rebuilding or repair will not be completed within such twelve (12) month period) to repair the loss or damage to or otherwise rebuild the assets in respect of which the proceeds were paid, then, subject to the terms of the lease, such Borrower shall deliver such proceeds or portion thereof to Agent to be held by Agent in a cash collateral account bearing interest payable to such Borrower at a rate per annum (meaning three hundred sixty (360) days) equal to the rate of interest then payable by The Provident Bank on prime savings accounts with a balance equal to the Net Proceeds. Upon such Borrower's request, Agent and Lenders shall release such proceeds to such Borrower for payment of the accrued tax liability or for reinvestment, repair or rebuilding. In the event such Borrower (1) is not required to pay all or any portion of the accrued tax liability or (2) fails to reinvest such proceeds or utilize them for repair or rebuilding within twelve (12) months of the receipt thereof (or such longer period that may be agreed to pursuant to this Section 2.7(c), each Borrower authorizes and directs Agent and Lenders to apply such amount as a prepayment of the Loans to be applied in accordance with Section 2.8(b).";

           (g)        Payments to be Free of Deductions. Section 2.9 of the Credit Agreement is hereby amended by deleting the words "Internal Revenue Form 4224 or Form 1001" appearing therein and inserting, in lieu thereof, the words, "Internal Revenue Service Form W-8BEN, W-8ECI or W-8EMY";

            (h)      Permitted Uses of Loan Proceeds. Section 2.10(a) of the Credit Agreement is hereby deleted in its entirety and the following is inserted in lieu thereof:

          "(a)    Permitted Uses of Loan Proceeds.  Each Borrower represents, warrants and covenants to Agent and each Lender that the proceeds of the Working Capital Loans shall be used by Borrower solely for financing working capital and for general corporate purposes and shall not be used for the redemption of any outstanding Senior Debt.";

            (i)      Prohibited Uses; Authority, Etc.. Each of Sections 2.10(b) and 5.2(b) is hereby amended by deleting the words, "Regulations G, T, U or X" and inserting, in lieu thereof, the words, "Regulations T, U or X";

            (j)      Existence, Etc.. Section 5.1(a) of the Credit Agreement is hereby amended by deleting clause (i) thereof in its entirety and inserting, in lieu thereof, the following:

"(i) is duly organized, validly existing and in good standing under the laws of the State of Delaware";

            (k)      Indebtedness for Borrowed Money.   Section 5.9 of the Credit Agreement is hereby amended by inserting, immediately following the words, "No Indebtedness of any Borrower", the words, ", other than the Senior Debt (to the extent permitted by Section 8.7),";

            (l)      Securities Activities; Acquisition of Margin Securities. Sections 5.16 and 8.6 of the Credit Agreement are hereby amended by deleting the words "Regulation G" and inserting, in lieu thereof, the word "Regulation";

           (m)       Reports and Other Information.  Section 6.1 of the Credit Agreement is hereby amended by  (i) deleting clause  (e) thereof in its entirety and inserting, in lieu thereof, the words "(e) [Intentionally omitted.]" and (ii) inserting, at the end thereof, a new clause (m) reading in its entirety as follows:

            "(m) Each Borrower shall provide the Agent as soon as possible and, in any event, within ten (10) days after the Borrower knows or has reason to know, notice of the acquisition of any Real Property or any other Collateral in respect of which the security interest of the Agent does not immediately upon such Borrower obtaining rights in such Collateral attach and perfect and remain perfected in accordance with the UCC or other applicable law (subject only to the timely filing of continuation statements under the UCC). Upon such notice the Borrower shall take all action as is necessary or as the Agent may reasonably request in order to perfect the security interest and lien, and maintain the first priority status, of the Agent in such Real Property or other Collateral. The Borrowers acknowledge and agree that the provisions of Section 8.7 shall apply with respect to all such Real Property and Collateral."

            (n)      Payment of Fees.  Section 6.11(c) of the Credit Agreement is hereby deleted in its entirety;

            (o)      EBITDA.    Effective as of March 26, 2002, Section 7.1 of the Credit Agreement is hereby amended with respect to the Computation Dates set forth below and the following is inserted, in lieu thereof:

Computation Date	Amount
March 31, 2002	$11,500,000
June 30, 2002	$10,000,000
September 30, 2002	$10,000,000
December 31, 2002	$10,000,000
March 31, 2003 and thereafter	$12,000,000"

            (p)      Interest Coverage Ratio.   Effective as of March 26, 2002, Section 7.2 of the Credit Agreement is hereby with respect to the Computation Dates set forth below and the following is inserted, in lieu thereof:

Computation Date	Ratio
March 31, 2002	1.40
June 30, 2002	1.20
September 30, 2002	1.15
December 31, 2002	1.15
March 31, 2003 and thereafter	1.40"

            (q)      Capital Expenditures.   Article 8 of the Credit Agreement is hereby amended to add a new Section 8.14, to read in its entirety as follows:

                    "Section 8.14. Capital Expenditures. From and after the Fourth Amendment Closing Date, Borrowers shall not construct, purchase or create any new restaurant facilities, other than the facility in Sunny Isle, Florida, and shall not expend in any fiscal quarter, in excess of Eight Hundred Thousand and 00/100 Dollars ($800,000.00) for the purpose of capital improvements of any restaurant facility of Borrowers, provided that such capital expenditures relate solely to maintenance related items."

            3.       Continuing Effect of Credit Agreement and Loan Documents. This Amendment shall not constitute an amendment to, or waiver of, any other provision of the Credit Agreement not expressly referred to herein and shall not be construed as a waiver or consent to any further or future action on the part of any Borrower that would require a waiver by, or the consent of, the Agent or any Lender. Except as expressly amended or waived hereby, the provisions of the Credit Agreement and the other Loan Documents are and shall remain in full force and effect and are in all respects confirmed, approved and ratified.

            4.       Loan Document.   The Borrowers, the Agent and the Lenders acknowledge and agree that this Amendment constitutes a Loan Document.

            5.       Counterparts. This Amendment may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract.

            6.       Conditions Precedent to Closing of Fourth Amendment. On or prior to the closing of the Fourth Amendment (hereinafter the "Fourth Amendment Closing Date"), each of the following conditions precedent shall have been satisfied:

                               a. Amendment Fee.   Borrower shall have paid to Agent an amendment fee in the amount of Twenty Thousand and 00/100 Dollars ($20,000.00).

                               b. Proof of Corporate Authority.  Agent shall have received from Borrower copies, certified by a duly authorized officer to be true and complete on and as of the Fourth Amendment Closing Date, of records of all action taken by Borrower to authorize (i) the execution and delivery of this Fourth Amendment and all other certificates, documents and instruments to which it is or is to become a party as contemplated or required by this Fourth Amendment, and (ii) its performance of all of its obligations under each of such documents.

                               c. Documents.   Each of the documents to be executed and delivered at the Fourth Amendment Closing and all other certificates, documents and instruments to be executed in connection herewith shall have been duly and properly authorized, executed and delivered by Borrower and shall be in full force and effect on and as of the Fourth Amendment Closing Date.

                               d. Legality of Transactions.  No change in applicable law shall have occurred as a consequence of which it shall have become and continue to be unlawful (i) for Agent and each Lender to perform any of its agreements or obligations under any of the Loan Documents, or (ii) for Borrower to perform any of its agreements or obligations under any of the Loan Documents.

                               e. Performance, Etc. Except as set forth herein, Borrower shall have duly and properly performed, complied with and observed each of its covenants, agreements and obligations contained in each of the Loan Documents. Except as set forth herein, no event shall have occurred on or prior to the Fourth Amendment Closing Date, and no condition shall exist on the Fourth Amendment Closing Date, which constitutes a Default or an Event of Default.

                               f. Proceedings and Documents. All corporate, governmental and other proceedings in connection with the transactions contemplated on the Fourth Amendment Closing Date, each of the other Loan Documents and all instruments and documents incidental thereto shall be in form and substance reasonably satisfactory to Provident.

                               g. Changes; None Adverse. Since the date of the most recent balance sheets of Borrower delivered to Provident, no changes shall have occurred in the assets, liabilities, financial condition, business, operations or prospects of Borrower which, individually or in the aggregate, are material to Borrower, and Provident shall have completed such review of the status of all current and pending legal issues as Agent shall deem necessary or appropriate.

            7.       GOVERNING LAW. PURSUANT TO NEW YORK GENERAL OBLIGATIONS LAW 5-1401, THIS AMENDMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF NEW YORK.

[Remainder of Page Intentionally Left Blank; Signature Page Follows]

            IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective authorized officers as of the day and year first above written.

ROMACORP OPERATING COMPANY INC.
ROMACORP, INC.
ROMA SYSTEMS, INC.
ROMA FRANCHISE CORPORATION
ROMA HOLDINGS, INC.
ROMA DINING LP,
as Borrowers

                                                                                               By: /s/Richard A. Peabody
                                                                                                      Name:  Richard A. Peabody
                                                                             Title:    VP Finance, CFO

                                                                                               THE PROVIDENT BANK,
                                                                                                as Agent and as a Lender

                                                                                                By: /s/Nick Jevic
                                                                                                       Name:  Nick Jevic
                                                                                                       Title:    Senior Vice President